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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549




                                    FORM 8-K



                                 CURRENT REPORT
   Pursuant to Section 13 or 15(d) of the Securities and Exchange Act of 1934




Date of Report (Date of earliest event reported): October 3, 2003


                             XETA Technologies, Inc.
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             (Exact name of registrant as specified in its charter)

         Oklahoma                        0-16231                 73-1130045
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(State or other jurisdiction           (Commission             (IRS Employer
     of Incorporation)                  File Number)         Identification No.)


    1814 West Tacoma, Broken Arrow, Oklahoma              74012
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    (Address of principal executive offices)            (Zip Code)


Registrant's telephone number, including area code: 918-664-8200
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            (Former name or address, if changed since last report.)


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Item 5.  Other Events and Regulation FD.

On October 3, 2003, we consummated a new credit agreement with the Bank of Oklahoma, N.A. ("BOK"), replacing our previous credit agreement with Bank One, Oklahoma, N.A. and US Bank National Association. The total commitment under the BOK credit facility is $12.8 million and includes three notes: a $7.5 million working capital revolver, a $2.2 million Real Estate mortgage, and $3.1 million Term Note. The terms and conditions of the BOK agreement are similar to our previous agreement, except that the amortization of the Term Note was extended to 36 months resulting in a decrease in required quarterly principal payments of approximately $520,000. The total amount initially funded under the BOK agreement was $6.3 million with an additional $6.5 million available under the working capital line of credit.



                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        XETA Technologies, Inc.
                                        (Registrant)


Dated:   October 8, 2003                By: /s/ Robert B. Wagner
                                           -----------------------------------
                                            Robert B. Wagner
                                            CFO and Vice President of Finance





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